Exhibit 3b

VERIZON COMMUNICATIONS INC.

(a Delaware Corporation)

BYLAWS

As amended, effective as of November 1, 2018

VERIZON COMMUNICATIONS INC.

BYLAWS

i

ii

BYLAWS

OF

VERIZON COMMUNICATIONS INC.

(a Delaware corporation)

ARTICLE I

Offices and Fiscal Year

SECTION 1.01.      Registered Office. The registered office of the corporation shall be in the City of Wilmington, County of New Castle, State of Delaware until a different office is established by resolution of the board of directors and a certificate certifying the change is filed in the manner provided by statute.

SECTION 1.02.      Fiscal Year. The fiscal year of the corporation shall end on the 31st day of December in each year.

ARTICLE II

Notice - Waivers - Meetings

SECTION 2.01.      Notice, What Constitutes.

(a)      Whenever, under the provisions of the Delaware General Corporation Law (“GCL”) or the certificate of incorporation or these Bylaws, notice is required to be given to any stockholder, it shall not be construed to require personal notice, but such notice may be given either (i) in writing, timely and duly deposited in the United States mail or with a courier service, postage prepaid, and addressed to the address of the person appearing on the books of the corporation or (ii) by a form of electronic transmission consented to by the stockholder to whom the notice is given, except to the extent prohibited by Section 232 of the GCL. Any consent to receive notice by electronic transmission shall be revocable by the stockholder by written notice to the corporation. Any such consent shall be deemed revoked if (1) the corporation is unable to deliver by electronic transmission two consecutive notices given by the corporation in accordance with the consent and (2) such inability becomes known to the secretary or an assistant secretary of the corporation or to the transfer agent, or other person responsible for the giving of notice; provided, that the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.

(b)      Any notice required to be given to any director may be given in person, by telephone or by any method contemplated in Section 2.01(a). Any such notice, other than one that is delivered personally, shall be sent or transmitted to such post office address, electronic mail address, facsimile number or other number or location as each director has provided to the corporation. With respect to any particular notice, it shall not be necessary to employ the same method of giving such notice to each director.

(c)      All notices given by mail or courier service shall be deemed to be given when deposited in the United States mail or with the courier service for delivery to that person. All notices given to stockholders by a form of electronic transmission shall be deemed to have been given: (i) if by facsimile, when directed to a number at which the stockholder has consented to receive notice; (ii) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (iii) if by a posting on an electronic network together with separate notice to the stockholder of the specific posting, upon the later of (1) such posting or (2) the giving of such separate notice; and (iv) if by any other form of electronic transmission, when directed to the stockholder. All notices given to directors by a form of electronic transmission shall be deemed to have been given when directed to the electronic mail address, facsimile number or other location provided by the director to the secretary of the corporation.

(d)      When used in these Bylaws, the term “electronic transmission” has the meaning set forth in Section 232(c) of the GCL, including without limitation any facsimile transmission, communication by electronic mail or communication by posting on an electronic network together with separate notice of such posting.

SECTION 2.02.      Notice of Meetings of Board of Directors. Notice of a regular meeting of the board of directors need not be given. Notice of every special meeting of the board of directors shall be given to each director in a manner permitted by Section 2.01 at least twelve (12) hours (in the case of notice in person or by telephone or electronic transmission) or forty-eight (48) hours (in the case of notice by courier service or express mail) or five (5) days (in the case of notice by first class mail) before the time at which the meeting is to be held. Every such notice shall state the date, time and place of the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board need be specified in a notice of the meeting.

SECTION 2.03.      Notice of Meetings of Stockholders. Unless otherwise required by law, notice of the date, time and place, if any, of every meeting of the stockholders, whether annual or special, shall be given in a manner permitted by Section 2.01 to each stockholder of record entitled to vote at the meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting. Every notice of a special meeting shall state the purpose or purposes thereof.

SECTION 2.04.      Waivers of Notice.

(a)      Waiver. Whenever notice is required to be given under any provisions of the GCL or the certificate of incorporation or these Bylaws, the person or persons entitled to notice may waive the notice in writing or by electronic transmission. The waiver of notice does not need to specify the business to be transacted at, or the purpose of, the meeting.

(b)      Waiver by Attendance. If a person attends a meeting, either in person or by proxy, that attendance shall constitute a waiver of notice of such meeting, except where a person attends a meeting for the express purpose of objecting at the beginning of the meeting to transacting any business because the meeting was not lawfully called or convened.

SECTION 2.05.      Exception to Requirements of Notice.

(a)      General Rule. Whenever any provision of the GCL, the certificate of incorporation or these Bylaws would otherwise require that notice be given to any person with whom communication is unlawful, the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. If any meeting is held or any action is taken without notice to any such person with whom communication is unlawful, it shall have the same force and effect as if such notice had been duly given.

(b)      Stockholders Without Forwarding Addresses. Whenever notice would otherwise be required to be given under any provision of the GCL, the certificate of incorporation or these Bylaws to any stockholder to whom (i) notice of two consecutive annual meetings, and all notices of meetings or of the taking of action by written consent without a meeting to such person during the period between such two consecutive annual meetings, or (ii) all, and at least two, payments (if sent by first class mail) of dividends or interest on securities during a 12 month period, have been mailed addressed to such person at his address as shown on the records of the corporation and have been returned undeliverable, the giving of such notice to such person shall not be required. If any meeting is held or action is taken without notice to any such person, it shall have the same force and effect as if such notice had been duly given. If any such person shall deliver to the corporation a written notice setting forth the person’s then current address, the requirement that notice be given to such person shall be reinstated.

SECTION 2.06.      Conference Telephone Meetings. One or more directors may participate in a meeting of the board, or of a committee of the board, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this section shall constitute presence in person at such meeting.

ARTICLE III

Meetings of Stockholders

SECTION 3.01.      Place of Meeting. All meetings of the stockholders of the corporation shall be held at the place, if any, within or without the State of Delaware designated by the board of directors in the notice of such meeting (or by the chairman of the board calling a meeting pursuant to Section 3.03).

SECTION 3.02.      Annual Meeting. The board of directors may fix and designate the date and time of the annual meeting of the stockholders. At the annual meeting, the stockholders who are entitled to vote shall elect directors and transact such other business as may properly be brought before the meeting. To be properly brought before an annual meeting, nominations of persons for election to the board of directors and all other business must be: (i) specified in the notice of meeting (or any supplement to that notice) given by or at the direction of the board of directors, (ii) otherwise brought before the meeting by or at the direction of the board of directors, or (iii) otherwise properly brought before the meeting by a stockholder who is a stockholder of record at both the time of giving notice provided for in these Bylaws and on the record date for the determination of stockholders entitled to vote at the meeting and who complies with the procedures for giving notice in Section 3.09 or by a stockholder or group of stockholders who complies with Section 3.10 of these Bylaws. The corporation may postpone, recess, adjourn, reschedule or cancel any annual meeting of stockholders previously scheduled by the board of directors.

SECTION 3.03.      Special Meetings.

(a)      A special meeting of the stockholders of the corporation may be called at any time by the chairman of the board or a majority of the board of directors. The corporation may postpone, recess, adjourn, reschedule or, subject to the other provisions of this Section 3.03, cancel any special meeting of stockholders previously scheduled by the board of directors.

(b)      A special meeting of stockholders shall be called by the board of directors upon written request to the secretary of one record holder owning not less than ten percent (10%) or one or more record holders owning in the aggregate not less than twenty-five percent (25%) in each case of the total number of shares of stock of the corporation entitled to vote on the matter or matters to be brought before the special meeting that complies with the following procedures. The request to the secretary shall be signed by each stockholder, or a duly authorized agent of such stockholder, requesting the special meeting and shall be accompanied by (i) a notice setting forth the information, representations and agreements required by paragraphs (b)(1) and (b)(2) of Section 3.09 as to the business proposed to be conducted and any nominations proposed to be presented at such special meeting, and (ii) the information, representations and agreements required by paragraphs (b)(3) and (b)(4) of Section 3.09 regarding the stockholder(s) proposing such business or nominations and the other parties referenced in those paragraphs. At any special meeting requested by stockholders, the business transacted shall be limited to the purpose(s) stated in the request for meeting, provided, however, that the board of directors shall have the authority in its discretion to submit additional matters to the stockholders and to cause other business to be transacted.

(c)      A special meeting shall be held at the date, time and place, if any, within or without the State of Delaware fixed by the board of directors; provided, however, that the date of any special meeting called pursuant to Section 3.03(b) shall be not more than ninety (90) days after the date the request to call the special meeting is received by the secretary. Notwithstanding the foregoing, a special meeting requested by stockholders shall not be held if (i) the stated business to be brought before the special meeting is not a proper subject for stockholder action under applicable law, (ii) the board of directors has called or calls for an annual or special meeting of stockholders to be held within ninety (90) days after the date the secretary receives the request for the special meeting and the board of directors determines in good faith that the business of such meeting includes the business described in the request, (iii) the request for the special meeting is received by the secretary during the period commencing one hundred twenty (120) days prior to the anniversary date of the prior year’s annual meeting of stockholders and ending on the date of the next annual meeting of stockholders, or (iv) an identical or substantially similar item (a “Similar Item”) was presented at any meeting of stockholders held within ninety (90) days prior to receipt by the secretary of the request for special meeting (and, for purposes of this clause (iv), the election of directors shall be deemed a “Similar Item” with respect to all items of business involving the election or removal of directors).

(d)      A stockholder may revoke its request for a special meeting at any time by delivering a written revocation to the secretary. If, following such revocation, the remaining stockholders requesting a special meeting hold in the aggregate less than twenty-five percent (25%) of the total number of shares of stock entitled to vote on the matter to be brought before the meeting, the board of directors, in its discretion, may cancel the special meeting.

(e)      At a special meeting of stockholders, only the business that has been brought before the meeting pursuant to the corporation’s notice of meeting shall be conducted. At a special meeting of stockholders, nominations of persons for election to the board of directors shall be made only as set forth in paragraph (d) of Section 3.09.

SECTION 3.04.      Quorum, Required Vote and Adjournment.

(a)      Quorum. The holders of a majority of the shares entitled to vote, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders except as otherwise provided by the GCL, by the certificate of incorporation or by these Bylaws. If a quorum is not present or represented at any meeting of the stockholders, the chairman of the meeting or the stockholders entitled to vote at that meeting, who are present in person or represented by proxy, shall have the power to adjourn the meeting from time to time in accordance with subsection (c) of this Section 3.04.

(b)      Required Vote.

  (1)      Election of Directors. At a meeting for the election of directors, each director shall be elected by a majority of the votes cast with respect to that director; provided that, if the number of nominees exceeds the number of directorships to be filled, the directors shall be elected by a plurality of the votes cast. For purposes of this paragraph, a majority of the votes cast means that the number of shares voted “for” must exceed the number of shares voted “against” with respect to that director’s election. If a nominee for director who is not an incumbent director does not receive a majority of the votes cast, the nominee shall not be elected. If an incumbent director who is standing for re-election does not receive a majority of the votes cast, the committee of the board authorized to nominate candidates for election to the board will make a recommendation to the board on whether to accept the director’s resignation, and on whether other action should be taken. The director will not participate in the committee’s recommendation or the board’s decision. The independent members of the board will consider the committee’s recommendation and publicly disclose the board’s decision and the basis for that decision within ninety (90) days from the date of the certification of the final election results. If less than two members of the committee are elected at a meeting for the election of directors, the independent members of the Board who were elected shall consider and act upon the tendered resignation. If for any reason none of the nominees is elected at a meeting for the election of directors, the incumbent directors shall call a special meeting of the stockholders as soon thereafter as convenient for the purpose of electing a board of directors.

  (2)      Other Matters. In all matters other than the election of directors, the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote and voting thereon shall be the act of the stockholders, unless the question is one upon which, by express provision of any applicable law or regulation, the certificate of incorporation or these Bylaws, a different vote is required, in which case such express provision shall govern and control the decision of the question. The stockholders present in person or represented by proxy at a duly organized meeting can continue to do business until the meeting is adjourned, even if stockholders withdraw and there is no longer a quorum present at the meeting.

(c)   Adjournment. Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for determination of stockholders entitled to vote is fixed for the adjourned meeting, the board of directors shall fix as the record date for determining stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote at the adjourned meeting, and shall give notice of the adjourned meeting to each stockholder of record as of the record date so fixed for notice of such adjourned meeting.

SECTION 3.05.      Organization. At every meeting of the stockholders, the chairman of the meeting shall be the chairman of the board, or, if the office is vacant or the chairman of the board is not in attendance, the chairman of the meeting shall be one of the following persons present in the order stated: the chief executive officer, the president, the vice chairman, if one has been appointed, a chairman designated by the board of directors or a chairman chosen by the stockholders entitled to cast a majority of the votes which all stockholders present in person or by proxy are entitled to cast. The secretary, or, in the absence of the secretary, an assistant secretary, or in the absence of the secretary and the assistant secretaries, a person appointed by the chairman, shall act as secretary.

SECTION 3.06.      Voting.

(a)      General Rule. Unless otherwise provided in the certificate of incorporation, each stockholder shall be entitled to one vote, in person or by proxy, for each share of capital stock having voting power held by such stockholder.

(b)      Voting and Other Action by Proxy.

  (1) A stockholder may execute a writing authorizing another person or persons to act for the stockholder as proxy. The stockholder or the authorized officer, director, employee or agent of the stockholder may execute such writing by any reasonable means including, but not limited to, by facsimile signature. A stockholder may authorize another person or persons to act for the stockholder as proxy by transmitting or authorizing the transmission of a telegram, cablegram, or electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission if such telegram, cablegram or electronic transmission sets forth or is submitted with information from which it can be determined that the telegram, cablegram or electronic transmission was authorized by the stockholder.

(2)      No proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period.

(3)      A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only so long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the corporation generally.

SECTION 3.07.      Voting Lists. At least ten (10) days before every meeting of stockholders, the corporation shall cause to be prepared a complete list of the stockholders entitled to vote at the meeting. The list shall be arranged in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of each stockholder. The list shall be open to the examination of any stockholder, for any purpose germane to the meeting, (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, for a period of at least ten (10) days prior to the meeting at the principal place of business of the corporation. A list of stockholders entitled to vote at the meeting shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

SECTION 3.08.      Inspectors of Election.

(a)      Appointment. All elections of directors shall be by written ballot; the vote upon any other matter need not be by ballot. In advance of any meeting of stockholders the board of directors may appoint one or more inspectors, who need not be stockholders, to act at the meeting and to make a written report thereof. The board of directors may designate one or more persons as alternate inspectors to replace any inspector who fails or is unable to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Before entering upon the discharge of his or her duties, each inspector shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the person’s best ability.

(b)      Duties. The inspectors shall ascertain the number of shares outstanding and the voting power of each, shall determine the shares represented at the meeting and the validity of proxies and ballots, shall count all votes and ballots, shall determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and shall certify their determination of the number of shares represented at the meeting and their count of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors.

(c)      Polls. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting. No ballot, proxies or votes, nor any revocations thereof or changes thereto, shall be accepted by the inspectors after the closing of the polls unless the Court of Chancery upon application by a stockholder shall determine otherwise.

(d)      Reconciliation of Proxies and Ballots. In determining the validity and counting of proxies and ballots, the inspectors shall be limited to an examination of the proxies, any envelopes submitted with those proxies, any information transmitted in accordance with Section 3.06, ballots and the regular books and records of the corporation, except that the inspectors may consider other reliable information for the limited purpose of reconciling proxies and ballots submitted by or on behalf of banks, brokers, their nominees or similar persons which represent more votes than the holder of a proxy is authorized by the record owner to cast or more votes than the stockholder holds of record. If the inspectors consider other reliable information for the limited purpose permitted herein, the inspectors at the time they make their certification pursuant to subsection (b) shall specify the precise information considered by them including the person or persons from whom they obtained the information, when the information was obtained, the means by which the information was obtained and the basis for the inspectors’ belief that such information is accurate and reliable.

SECTION 3.09.      Nominations and Stockholder Business.

(a)      In order to assure that stockholders and the corporation have a reasonable opportunity to consider nominations and other business proposed to be brought before a meeting of stockholders and to allow sufficient time to distribute complete information to stockholders, a stockholder may properly bring nominations or other business before an annual meeting of stockholders only if the stockholder shall have given timely notice thereof in proper written form to the secretary of the corporation setting forth the information required by paragraph (b) of this Section, and such other business must be a proper subject for stockholder action under the GCL. To be timely, a stockholder’s notice must be received by the secretary at the principal executive offices of the corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the prior year’s annual meeting of stockholders. However, if the date of the annual meeting is advanced by more than twenty-five (25) days or delayed (other than as a result of adjournment) by more than twenty-five (25) days from the anniversary of the previous year’s annual meeting, in order for the stockholder’s notice to be timely it must be so received not later than the close of business on the tenth (10th) day following the day on which notice of the date of the annual meeting was mailed or public announcement of the date of such meeting was made, whichever first occurs. In no event shall the adjournment or postponement of an annual meeting, or the public announcement of such an adjournment or postponement, commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(b)    To be in proper written form, a stockholder’s notice shall set forth and include:

(1)    as to each person whom the stockholder proposes to nominate for election or reelection as a director:

(A)       such nominee’s residence and business addresses and all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder,

(B)      such nominee’s written consent to (i) being named as a nominee and to serving as a director if elected and (ii) the public disclosure of information provided pursuant to this Section 3.09(b)(1),

(C)      the class or series and number of shares of stock of the corporation owned beneficially and of record by such nominee and any Associated Person (as defined below) as of the date of the notice, and the stockholder’s agreement that it will provide Applicable Updates of such information,

(D)      the name of each nominee holder of shares of all stock of the corporation owned beneficially but not of record by such nominated person or any Associated Person of such nominated person, and the number of such shares of stock of the corporation held by such nominee holder, and the stockholder’s agreement that it will provide Applicable Updates of such information,

(E)      a description of any derivative instrument, swap, option, warrant, short interest, hedge or profit interest that has been entered into by or on behalf of such nominee or Associated Person of such nominee with respect to stock of the corporation (including the notional number of shares that are the subject of such agreement or arrangement or instrument) and a description of any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock) that has been made by or on behalf of such nominee or Associated Person, the effect or intent of which is to mitigate loss to, or to manage the risk or benefit of stock price changes for, such nominee or Associated Person or to increase or decrease the voting power or pecuniary or economic interest of such nominee or Associated Person with respect to stock of the corporation (including the notional number of shares that are the subject of such transaction, agreement, arrangement or understanding) and the stockholder’s agreement that it will provide Applicable Updates of such information, and

(F)     (i) the representations, agreements and other information of such nominee required by Section 4.12 of these Bylaws, and (ii) an irrevocable resignation of such nominee in accordance with Section 4.05(b) of these Bylaws.

(2)    as to any other business that the stockholder proposes to bring before the meeting, (A) a brief description of such business including, if applicable, the text of any resolutions proposed for consideration, (B) the reasons for conducting such business at the meeting, and (C) a description of any substantial interest such stockholder and the beneficial owner (within the meaning of Item 5 of Schedule 14A under the Exchange Act), if any, on whose behalf the proposal is made may have in such business;

(3)    as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made and any Associated Person of any such stockholder or beneficial owner:

(A)      the name and address of such stockholder, as they appear on the corporation’s books, and the name and address of such beneficial owner and Associated Person, if any,

(B)      the class or series and number of shares of stock of the corporation owned of record by such stockholder and beneficially owned by such beneficial owner and Associated Person as of the date of the notice, and the stockholder’s agreement that it will provide Applicable Updates of such information,

(C)      the name of each nominee holder of shares of all stock of the corporation owned beneficially but not of record by any such person, and the number of such shares of stock of the corporation held by such nominee holder, and the stockholder’s agreement that it will provide Applicable Updates of such information,

(D)      a representation that the stockholder intends to be present in person or by proxy at the meeting to propose such nomination or other business,

(E)      a description of (i) any agreement, arrangement or understanding (whether or not in writing) with respect to the nomination or other business between or among such stockholder, beneficial owner or Associated Person and any other person, including, without limitation, any agreements that would be required to be described or reported pursuant to Item 5 or Item 6 of Schedule 13D under the Exchange Act (regardless of whether the requirement to file a Schedule 13D is applicable to the stockholder or beneficial owner), (ii) any material interest of the stockholder, beneficial owner or Associated Person in such nomination or other business, including any anticipated benefit therefrom, (iii) any circumstances in which such stockholder, beneficial owner or Associated Person may be considered to be acting in concert with any other person with respect to the nomination or other business, including, without limitation, the identity of the other person or persons, the common goal or goals toward which they are acting and the information available to such stockholder, beneficial owner or Associated Person with respect to the voting power and pecuniary or economic interest of such other person or persons in the securities of the corporation, and (iv) the stockholder’s agreement that it will provide Applicable Updates of such information,

(F)      a description of any derivative instrument, swap, option, warrant, short interest, hedge or profit interest that has been entered into by or on behalf of such stockholder, beneficial owner or Associated Person with respect to stock of the corporation (including the notional number of shares that are the subject of such agreement or arrangement or instrument) and a description of any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock) that has been made by or on behalf of such stockholder, beneficial owner or Associated Person, the effect or intent of which is to mitigate loss to, or to manage the risk or benefit of stock price changes for, such stockholder, beneficial owner or Associated Person or to increase or decrease the voting power or pecuniary or economic interest of such stockholder, beneficial owner or Associated Person with respect to stock of the corporation (including the notional number of shares that are the subject of such transaction, agreement, arrangement or understanding) and the stockholder’s agreement that it will provide Applicable Updates of such information,

(G)      a description of any agreement, arrangement or understanding (whether or not in writing) between or among such stockholder, beneficial owner or Associated Person and any other person relating to acquiring, holding, voting or disposing of any shares of stock of the corporation, including the number of shares that are the subject of such agreement, arrangement or understanding, and the stockholder’s agreement that it will provide Applicable Updates of such information, and

(H)      a representation as to whether the stockholder, beneficial owner or Associated Person intends to engage in a solicitation with respect to such nomination or proposal and, if so, the name of each participant (as defined in Item 4 of Schedule 14A under the Exchange Act) in such solicitation and whether such person or group intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the corporation’s outstanding capital stock required to approve or adopt the business to be proposed (in person or by proxy) by the stockholder; and

(4)    as to the stockholder giving the notice, the beneficial owner, if any, on whose behalf the nomination or proposal is made and any

Associated Person of any such stockholder or beneficial owner, the written consent of such stockholder, beneficial owner and Associated Person to the public disclosure of information provided pursuant to this Section 3.09(b).

(c)      The provisions of this Section 3.09 shall not apply to any stockholder proposal submitted pursuant to and in compliance with Rule 14a-8 promulgated under the Exchange Act or any nomination made pursuant to Section 3.10 of these Bylaws, except (i) to the extent expressly contemplated in Section 3.10, (ii) the provisions of Sections 3.09(e) and 3.09(f) shall apply to nominations pursuant to Section 3.10 and (iii) the last five sentences of Section 3.09(e) shall apply to stockholder proposals submitted pursuant to and in compliance with Rule 14a-8 promulgated under the Exchange Act.

(d)      Nominations of persons for election to the board of directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the corporation’s notice of meeting only (i) by or at the direction of the board of directors or (ii) by any stockholder of the corporation who is a stockholder of record at the time of giving of notice provided for in this Section, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section. Stockholders may nominate persons for election to the board of directors at such a special meeting of stockholders if the nominees are named in the special meeting request delivered pursuant to Section 3.03(b) or, at any special meeting called pursuant to Section 3.03(a) hereof, if the stockholder’s notice required by this Section is received by the secretary at the principal executive offices of the corporation not later than the close of business on the tenth (10th) day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs, and such stockholder’s notice includes the information, representations and agreements required by Section 3.09(b)(1), Section 3.09(b)(3), Section 3.09(b)(4), Section 4.05(b) and Section 4.12. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(e)      Only those persons who are nominated in accordance with the procedures set forth in this Section 3.09, Section 3.02, Section 3.03 or Section 3.10 shall be eligible for election as directors at any meeting of stockholders, subject to the rights of holders of any class or series of stock having a preference over the corporation’s common stock as to dividends or upon liquidation to elect directors under specified circumstances. At a meeting of stockholders, only such other business shall be conducted as shall have been properly brought before the meeting in accordance with the procedures set forth in this Section 3.09, Section 3.02 or Section 3.03. If it is determined in accordance with these Bylaws that a notice does not satisfy the applicable requirements, the chairman of the board or secretary shall so declare and any such nomination or other business shall not be introduced at such meeting of stockholders, notwithstanding that proxies in respect of such matters may have been received. If as a result of any such determination there is no nomination or other business that may be properly introduced at such meeting of stockholders, the board of directors, in its discretion, may cancel the meeting. If it is determined in accordance with these Bylaws that any nomination or other business has not been brought before a meeting in compliance with the requirements of these Bylaws (including if the stockholder does not provide any required Applicable Updates to the corporation), the chairman of the meeting shall have the power and duty to declare that such nomination or proposal shall be disregarded, notwithstanding that proxies in respect of such matters may have been received.

Notwithstanding the foregoing provisions of this Section 3.09, if a stockholder (or a qualified representative of the stockholder) is not present at the meeting of stockholders to make a nomination or propose other business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote have been received by the corporation. For purposes of this Section 3.09 and Section 3.10, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or authorized by a writing executed by such stockholder (or a reliable reproduction of the writing) delivered to the corporation prior to the making of such nomination or proposal at such meeting by such stockholder stating that such person is authorized to act for such stockholder as proxy at the meeting of stockholders. In the event that a qualified representative of the stockholder will appear at the annual or special meeting of stockholders to make a nomination or propose business, the stockholder must provide notice of the designation, including the identity of the representative, to the corporation at least forty-eight (48) hours prior to such meeting. Where a stockholder fails to provide such notice of designation to the corporation within the required timeframe, such stockholder must appear in person to present his, her or its nomination or proposed business at the annual or special meeting or such nomination shall be disregarded and such proposed business shall not be transacted as provided for above. Any action by the chairman of the board, the secretary or the chairman of the meeting pursuant to this Section 3.09(e) shall be conclusive and binding upon all stockholders of the corporation for any purpose.

(f)     For purposes of this section,

(1)      “Associated Person” of a person means (A) any person that is an associate of such person within the meaning of Rule 14a-1(a) under the Exchange Act and (B) any person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such person or such Associated Person, the term “control” (including the terms “controlled by” and “under common control with”) meaning the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise;

(2)      “Applicable Update” with respect to any category of information required to be provided pursuant to Section 3.03(b), Section 3.09(b) or Section 3.10(e)(iii) in connection with a meeting means a notice to the corporation in writing (A) within five (5) business days after the record date for notice of such meeting of any change in such information as of such record date and (B) within two (2) business days of any change in such information that occurs after such record date;

(3)      a person shall be deemed to be “acting in concert” with another person if such person knowingly acts (whether or not pursuant to an express agreement) in concert with, or towards a common goal relating to the corporation in parallel with, such other person where (A) each person is conscious of the other person’s conduct or intent and (B) at least one additional factor suggests that such persons intend to act in concert or in parallel, which such additional factors may include, without limitation, exchanging information (whether publicly or privately), attending meetings, conducting discussions or making or soliciting invitations to act in concert or in parallel; provided, that a person shall not be deemed to be acting in concert with any other person solely as a result of the solicitation of proxies after the filing of an effective Schedule 14A under Section 14(a) of the Exchange Act. A person acting in concert with another person shall be deemed to be acting in concert with any third party who is also acting in concert with such other person;

(4)      “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the United States Securities and Exchange Commission (the “SEC”) pursuant to Section 13, 14 or 15(d) of the Exchange Act; and

(5)      shares shall be treated as “beneficially owned” by a person if the person beneficially owns such shares, directly or indirectly, for purposes of Section 13(d) of the Exchange Act and Regulations 13D and 13G thereunder.

SECTION 3.10.      Proxy Access.

(a)      Whenever the board of directors solicits proxies with respect to the election of directors at an annual meeting of stockholders, subject to the provisions of this Section 3.10, the corporation shall include in its proxy statement for such annual meeting, in addition to any persons nominated for election by the board of directors or any committee thereof, the name, together with the Required Information (defined below), of any person nominated for election (the “Stockholder Nominee”) to the board of directors by a stockholder or group of no more than 20 stockholders that satisfies the requirements of this Section 3.10 (the “Eligible Stockholder”), and who expressly elects at the time of providing the notice required by this Section 3.10 (the “Notice of Proxy Access Nomination”) to have its nominee included in the corporation’s proxy materials pursuant to this Section 3.10. For purposes of this Section 3.10, the “Required Information” that the corporation will include in its proxy statement is the information provided to the secretary of the corporation concerning the Stockholder Nominee and the Eligible Stockholder that is required to be disclosed in the corporation’s proxy statement by the regulations promulgated under the Exchange Act, and if the Eligible Stockholder so elects, a written statement, not to exceed 500 words, in support of the Stockholder Nominee(s)’ candidacy (the “Statement”). Notwithstanding anything to the contrary contained in this Section 3.10, the corporation may omit from its proxy materials any information or Statement (or portion thereof) that it, in good faith, believes would violate any applicable law or regulation.

(b)      To be timely, the Notice of Proxy Access Nomination must be delivered to, or mailed to and received by, the secretary of the corporation no earlier than one hundred fifty (150) days and no later than one hundred twenty (120) days before the anniversary of the date that the corporation issued its proxy statement for the previous year’s annual meeting of stockholders.

(c)      The maximum number of Stockholder Nominees nominated by all Eligible Stockholders that will be included in the corporation’s proxy materials with respect to an annual meeting of stockholders shall not exceed 20% of the number of directors in office as of the last day on which a Notice of Proxy Access Nomination may be delivered pursuant to and in accordance with this Section 3.10 (the “Final Proxy Access Nomination Date”), or if such amount is not a whole number, the closest whole number below 20%. In the event that one or more vacancies for any reason occurs on the board after the Final Proxy Access Nomination Date but before the date of the annual meeting and the board of directors resolves to reduce the size of the board in connection therewith, the maximum number of Stockholder Nominees included in the corporation’s proxy materials shall be calculated based on the number of directors in office as so reduced. Any individual nominated by an Eligible Stockholder for inclusion in the corporation’s proxy materials pursuant to this Section 3.10 whom the board of directors decides to nominate as a board of director nominee shall be counted as one of the Shareholder Nominees for purposes of determining when the maximum number of Shareholder Nominees provided for in this Section 3.10 has been reached. Any Eligible Stockholder submitting more than one Stockholder Nominee for inclusion in the corporation’s proxy materials pursuant to this Section 3.10 shall rank such Stockholder Nominees based on the order that the Eligible Stockholder desires such Stockholder Nominees to be selected for inclusion in the corporation’s proxy statement in the event that the total number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 3.10 exceeds the maximum number of nominees provided for in this Section 3.10. In the event that the number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 3.10 exceeds the maximum number of nominees provided for in this Section 3.10, the highest ranking Stockholder Nominee who meets the requirements of this Section 3.10 from each Eligible Stockholder will be selected for inclusion in the corporation’s proxy materials until the maximum number is reached, going in order of the amount (largest to smallest) of shares of common stock of the corporation each Eligible Stockholder disclosed as owned in its respective Notice of Proxy Access Nomination submitted to the corporation. If the maximum number is not reached after the highest ranking Stockholder Nominee who meets the requirements of this Section 3.10 from each Eligible Stockholder has been selected, this process will continue as many times as necessary, following the same order each time, until the maximum number is reached. Notwithstanding anything to the contrary contained in this Section 3.10, if the corporation receives notice pursuant to Section 3.09 of these Bylaws that a stockholder intends to nominate for election at such meeting a number of nominees greater than or equal to a majority of the total number of directors to be elected at such meeting, no Stockholder Nominees will be included in the corporation’s proxy materials with respect to such meeting pursuant to this Section 3.10.

(d)      For purposes of this Section 3.10, an Eligible Stockholder shall be deemed to “own” only those outstanding shares of common stock of the corporation as to which the stockholder possesses both (i) the full voting and investment rights pertaining to the shares and (ii) the full economic interest in (including the opportunity for profit from and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (i) and (ii) shall not include any shares (x) sold by such stockholder or any of its affiliates in any transaction that has not been settled or closed, (y) borrowed by such stockholder or any of its affiliates for any purposes or purchased by such stockholder or any of its affiliates pursuant to an agreement to resell or (z) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such stockholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of shares of outstanding common stock of the corporation, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of (1) reducing in any manner, to any extent or at any time in the future, such stockholder’s or its affiliates’ full right to vote or direct the voting of any such shares, and/or (2) hedging, offsetting or altering to any degree any gain or loss realized or realizable from maintaining the full economic ownership of such shares by such stockholder or affiliate. A stockholder shall “own” shares held in the name of a nominee or other intermediary so long as the stockholder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. A stockholder’s ownership of shares shall be deemed to continue during any period in which the stockholder has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement which is revocable at any time by the stockholder. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings. Whether outstanding shares of the common stock of the corporation are “owned” for these purposes shall be determined by the board of directors or any committee thereof. For purposes of this Section 3.10, the term “affiliate” or “affiliates” shall have the meaning ascribed thereto under the General Rules and Regulations under Exchange Act.

(e)      In order to make a nomination pursuant to this Section 3.10, an Eligible Stockholder must have owned (as defined above) the Required Ownership Percentage (as defined below) of the corporation’s outstanding common stock (the “Required Shares”) continuously for the Minimum Holding Period (as defined below) as of both the date the Notice of Proxy Access Nomination is delivered to, or mailed to and received by, the secretary of the corporation in accordance with this Section 3.10 and the record date for determining the stockholders entitled to vote at the annual meeting and must continue to own the Required Shares through the meeting date. For purposes of this Section 3.10, the “Required Ownership Percentage” is 3% or more, and the “Minimum Holding Period” is 3 years. Within the time period specified in this Section 3.10 for delivering the Notice of Proxy Access Nomination, an Eligible Stockholder must provide the following information in writing to the secretary of the corporation: (i) one or more written statements from the record holder of the shares (and from each intermediary through which the shares are or have been held during the Minimum Holding Period) verifying that, as of a date within seven calendar days prior to the date the Notice of Proxy Access Nomination is delivered to, or mailed to and received by, the secretary of the corporation, the Eligible Stockholder owns, and has owned continuously for the Minimum Holding Period, the Required Shares, and the Eligible Stockholder’s agreement to provide, within five (5) business days after the record date for the annual meeting, written statements from the record holder and intermediaries verifying the Eligible Stockholder’s continuous ownership of the Required Shares through the record date; (ii) a copy of the Schedule 14N that has been filed with the SEC as required by Rule 14a-18 under the Exchange Act; (iii) the information, representations and agreements that are the same as those that would be required to be set forth in a stockholder’s notice of nomination pursuant to paragraphs (1), (3) and (4) of Section 3.09(b) of these Bylaws; (iv) the consent of each Stockholder Nominee to being named in the proxy statement as a nominee and to serving as a director if elected; (v) a representation that the Eligible Stockholder (including each member of any group of stockholders that together is an Eligible Stockholder hereunder) (A) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control at the corporation, and does not presently have such intent, (B) presently intends to maintain qualifying ownership of the Required Shares through the date of the annual meeting, (C) has not engaged and will not engage in, and has not and will not be a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the annual meeting other than its Stockholder Nominee(s) or a nominee of the board of directors, (D) agrees to comply with all applicable laws and regulations applicable to the use, if any, of soliciting material, and (E) will provide facts, statements and other information in all communications with the corporation and its stockholders that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading; (vi) a representation as to the Eligible Shareholder’s (including each member of any group of stockholders that together is an Eligible Stockholder hereunder) intentions with respect to maintaining qualifying ownership of the Required Shares for at least one year following the annual meeting; (vii) an undertaking that the Eligible Stockholder agrees to (A) assume all liability stemming from any legal or regulatory violation arising out of the Eligible Stockholder’s communications with the stockholders of the corporation or out of the information that the Eligible Stockholder provided to the corporation and (B) indemnify and hold harmless the corporation and each of its directors, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the corporation or any of its directors, officers or employees arising out of any nomination submitted by the Eligible Stockholder pursuant to this Section 3.10.

(f)      Within the time period specified in this Section 3.10 for delivering the Notice of Proxy Access Nomination, each Stockholder Nominee must deliver to the secretary of the corporation (i) the representations, agreements and other information required by Section 4.12 of these Bylaws; and (ii) an irrevocable resignation in accordance with Section 4.05(b) of these Bylaws.

(g)      In the event that any information or communications provided by the Eligible Stockholder or the Stockholder Nominee to the corporation or its stockholders ceases to be true and correct in all material respects or omits a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, each Eligible Stockholder or Stockholder Nominee, as the case may be, shall promptly notify the secretary of the corporation of any defect in such previously provided information and of the information that is required to correct any such defect.

(h)      The corporation shall not be required to include, pursuant to this Section 3.10, a Stockholder Nominee in its proxy materials for any meeting of stockholders (i) for which the secretary of the corporation receives a notice that a stockholder has nominated such Stockholder Nominee for election to the board of directors pursuant to the advance notice requirements for stockholder nominees for director set forth in Section 3.09 of these Bylaws, (ii) if the Eligible Stockholder (or any member of any group of stockholders that together is such Eligible Stockholder) who has nominated such Stockholder Nominee has engaged in or is currently engaged in, or has been or is a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the annual meeting other than its Stockholder Nominee(s) or a nominee of the board of directors, (iii) if the Stockholder Nominee is or becomes a party to any compensatory, payment or other financial agreement, arrangement or understanding with any person or entity other than the corporation, or is receiving or will receive any such compensation or other payment from any person or entity other than the corporation, in each case in connection with service as a director of the corporation, (iv) who is not independent under the listing standards of each principal U.S. exchange upon which the common stock of the corporation is listed, any applicable rules of the SEC and any publicly disclosed standards used by the board of directors in determining and disclosing independence of the corporation’s directors, in each case as determined by the board of directors, (v) whose election as a member of the board of directors would cause the corporation to be in violation of these Bylaws, the certificate of incorporation, the rules and listing standards of the principal U.S. exchanges upon which the common stock of the corporation is traded, or any applicable state or federal law, rule or regulation, (vi) who is or has been, within the past three (3) years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, (vii) who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past ten (10) years, (viii) if such Stockholder Nominee or the applicable Eligible Stockholder (or any member of any group of stockholders that together is such Eligible Stockholder) shall have provided information to the corporation in respect to such nomination that was untrue in any material respect or omitted to state a material fact necessary in order to make the statement made, in light of the circumstances under which they were made, not misleading, as determined by the board of directors or any committee thereof or (ix) the Eligible Stockholder (or any member of any group of stockholders that together is such Eligible Stockholder) or applicable Stockholder Nominee fails to comply with its obligations pursuant to this Section 3.10.

(i)      Notwithstanding anything to the contrary set forth herein, the board of directors or the chairman of the meeting of stockholders shall declare a nomination by an Eligible Stockholder to be invalid, and such nomination shall be disregarded notwithstanding that proxies in respect of such vote may have been received by the corporation, if (i) the Stockholder Nominee(s) and/or the applicable Eligible Stockholder (or any member of any group of stockholders that together is such Eligible Stockholder) shall have breached its or their obligations under this Section 3.10, as determined by the board of directors or the chairman of the meeting or (ii) the Eligible Stockholder (or a qualified representative thereof) does not appear at the meeting of stockholders to present any nomination pursuant to this Section 3.10.

(j)      Any Stockholder Nominee who is included in the corporation’s proxy materials for a particular annual meeting of stockholders but either (i) withdraws from or becomes ineligible or unavailable for election at the annual meeting, or (ii) does not receive at least 25% of the votes cast in favor of such Stockholder Nominee’s election, will be ineligible to be a Stockholder Nominee pursuant to this Section 3.10 for the next two annual meetings. For the avoidance of doubt, this Section 3.10(j) shall not prevent any stockholder from nominating any person to the board of directors pursuant to and in accordance with Section 3.09 of these Bylaws.

Section 3.11 Conduct of Meetings. The board of directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the board of directors, the chairman of the meeting of stockholders shall have the right and authority to convene and (for any or no reason) to recess and/or adjourn the meeting, to establish such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the board of directors or established by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders entitled to vote at the meeting, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. The chairman of the meeting of stockholders shall have the power to make any determinations that may be appropriate to the conduct of the meeting consistent with the foregoing and shall have the power and authority to give effect to and conduct any meeting consistent with any interpretation or determination made pursuant to the provisions of these Bylaws, including Section 8.07. Unless and to the extent determined by the board of directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

ARTICLE IV

Board of Directors

SECTION 4.01.      Powers. All powers vested by law in the corporation shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of, the board of directors.

SECTION 4.02.      Number. Subject to the provisions of the certificate of incorporation, the board of directors shall consist of such number of directors as may be determined from time to time by resolution adopted by a vote of a majority of the entire board of directors.

SECTION 4.03.      Term of Office. Directors of the corporation shall hold office until the next annual meeting of stockholders and until their successors shall have been elected and qualified, except in the event of death, resignation or removal.

SECTION 4.04.      Vacancies.

(a)      A majority of the directors then in office, though less than a quorum, or a sole remaining director, may fill vacancies on the board and newly created directorships resulting from any increase in the authorized number of directors, and a director so chosen shall hold office until the next annual election of directors and until a successor is duly elected and qualified. If there are no directors in office, then an election of directors may be held in the manner provided by statute.

(b)      Whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the provisions of the certificate of incorporation, vacancies and newly created directorships of such class or classes or series may be filled by a majority of the directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected.

(c)      If, at the time of filling any vacancy or any newly created directorship, the directors then in office constitute less than a majority of the entire board (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent (10%) of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorship, or to replace the directors chosen by the directors then in office.

SECTION 4.05.      Resignations.

(a)      Any director may resign at any time upon written notice to the chairman of the board, chief executive officer, president or secretary of the corporation. A resignation is effective when delivered unless the resignation specifies a later effective date or an effective date determined upon the happening of an event or events.

(b)      Each individual nominated for election as a director of the corporation who consents to stand for election shall tender an irrevocable resignation in advance of the meeting for the election of directors. Such resignation shall become effective upon a determination by the board of directors or any committee thereof that (i) the information provided to the corporation by such individual pursuant to Section 4.12 of these Bylaws was untrue in any material respect or omitted to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading or (ii) such individual, or any stockholder or group of stockholders who nominated such individual, shall have breached any obligations owed to the corporation under these Bylaws.

(c)      Each director who consents to stand for re-election shall tender an irrevocable resignation in advance of the meeting for the election of directors. Such resignation will be effective if, pursuant to Section 3.04(b)(1) of these Bylaws, (i) the director does not receive the required vote at the next meeting for the election of directors, and (ii) the Board accepts the resignation.

SECTION 4.06.      Place of Meeting. Meetings of the board of directors, both regular and special, shall be held at such place within or without the State of Delaware as the board of directors may from time to time determine, or as may be designated in the notice of the meeting.

SECTION 4.07.      Regular Meetings. The board of directors shall hold regular meetings at such time and place as shall be determined from time to time by the board of directors and without notice.

SECTION 4.08.      Special Meetings. Special meetings of the board of directors shall be held whenever called by the chairman of the board, the lead director or by one-third of the total number of directors then in office.

SECTION 4.09.      Quorum, Manner of Acting and Adjournment.

(a)      General Rule. At all meetings of the board, one-third of the total number of directors shall constitute a quorum for the transaction of business. The vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the board of directors, except as may be otherwise specifically provided by the GCL or by the certificate of incorporation. If a quorum is not present at any meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

(b)      Unanimous Written Consent. Unless otherwise restricted by the certificate of incorporation, any action required or permitted to be taken at any meeting of the board of directors may be taken without a meeting, if all members of the board consent thereto in writing or by electronic transmission, and the writing, writings or electronic transmissions are filed with the minutes of proceedings of the board.

SECTION 4.10.      Committees of the Board.

(a)      Establishment. The corporation elects to be governed by Section 141(c)(2) of the GCL. The board of directors may establish one or more committees, each committee to consist of one or more directors. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee and the alternate or alternates, if any, designated for such member, the member or members of the committee present at any meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another director to act at the meeting in the place of any such absent or disqualified member.

(b)      Powers. Any such committee, to the extent provided in the resolution establishing such committee, shall have and may exercise all the power and authority of the board of directors in the management of the business and affairs of the corporation and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have such power or authority in reference to the following matter: (i) approving or adopting, or recommending to the stockholders, any action or matter (other than the election or removal of directors) expressly required by the GCL to be submitted to stockholders for approval or (ii) adopting, amending or repealing any Bylaw of the corporation. Such committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors. Each committee so formed shall keep regular minutes of its meetings and report the same to the board of directors when required.

(c)      Committee Procedures. The term “board of directors” or “board,” when used in any provision of these Bylaws relating to the organization or procedures of or the manner of taking action by the board of directors, shall be construed to include and refer to any committee of the board.

SECTION 4.11.      Compensation of Directors. Unless otherwise restricted by the certificate of incorporation, the board of directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

SECTION 4.12.      Qualifications and Election of Directors.

(a)      All directors of the corporation shall be natural persons of full age, but need not be residents of Delaware or stockholders of the corporation. Except in the case of vacancies, directors shall be elected by the stockholders. The Board shall establish the retirement policy for directors.

(b)      Within the time period specified in these bylaws for providing the applicable nomination, each nominee for election as a director of the corporation must deliver to the secretary of the corporation a written representation and agreement that such person (i) understands his or her duties as a director under the GCL and agrees to act in accordance with those duties while serving as a director, (ii) is not or will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such nominee, if elected as a director of the corporation, will act or vote as a director on any issue or question to be decided by the board of directors, (iii) in connection with such nominee’s candidacy for director of the corporation, is not and will not become a party to any compensatory, payment or other financial agreement, arrangement or understanding with any person or entity other than the corporation, and has not and will not receive any such compensation or other payment from any person or entity other than the corporation, in each case that has not been disclosed to the secretary of the corporation, (iv) is not and will not become a party to any compensatory, payment or other financial agreement, arrangement or understanding with any person or entity other than the corporation, and has not and will not receive any such compensation or other payment from any person or entity other than the corporation, in each case in connection with such nominee’s service as a director of the corporation, (v) if elected as a director of the corporation, will comply with all applicable laws and stock exchange listing standards and the corporation’s policies and guidelines applicable to directors, and (vi) will provide facts, statements and other information in all communications with the corporation and its stockholders that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

(c)      At the request of the corporation, each nominee for election as a director of the corporation must submit to the secretary of the corporation all completed and signed questionnaires required of directors and officers. The corporation may request such additional information as necessary to permit the board of directors to determine if each nominee is independent under the listing standards of each principal U.S. exchange upon which the common stock of the corporation is listed, any applicable rules of the SEC and any publicly disclosed standards used by the board of directors in determining and disclosing the independence of the corporation’s directors.

(d)      In the event that any information or communications provided by a nominee, or any stockholder or group of stockholders who nominated such nominee, to the corporation or its stockholders ceases to be true and correct in all material respects or omits a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, such nominee shall promptly notify the secretary of the corporation of any defect in such previously provided information and of the information that is required to correct any such defect.

SECTION 4.13.      Emergency Bylaw. In the event there is any emergency, disaster or catastrophe, as referred to in Section 110 of the GCL, or other similar emergency condition, and a quorum of the board of directors or a standing committee of the board cannot readily be convened for action, then (i) any director or officer of the corporation may call a meeting of the board of directors by any feasible means and (ii) two directors in attendance at a meeting shall constitute a quorum for the transaction of business, provided that at least one of the directors who is in attendance has been determined to be an independent director under the standards then used by the board for determining independence. Such directors in attendance may further take action to appoint one or more of the director or directors in attendance or other directors to membership on any standing or temporary committees of the board as they shall deem advisable. The board of directors may by resolution designate one or more of the officers of the corporation to serve as directors of the corporation for the period and under the terms described in such resolution. The board of directors may by resolution designate one or more directors or officers of the corporation who shall determine the commencement and termination of the period of any such emergency, disaster or catastrophe.

ARTICLE V

Officers

SECTION 5.01.      Number, Qualifications and Designation. The corporation shall have such officers with such titles and duties as shall be specified by resolution of the board of directors. Any number of offices may be held by the same person. Officers may, but need not, be directors or stockholders of the corporation. The board of directors may elect from among the members of the board a chairman of the board and one or more vice chairmen of the board.

SECTION 5.02.      Election and Term of Office. The officers of the corporation, except those elected by delegated authority pursuant to Section 5.03 of this Article, shall be elected annually by the board of directors, and each such officer shall hold office for a term of one year and until a successor is elected and qualified, or until his or her earlier resignation or removal. Any officer may resign at any time upon written notice to the corporation.

SECTION 5.03.      Subordinate Officers, Committees and Agents. Each officer of the corporation shall have the power to appoint subordinate officers (including without limitation one or more assistant secretaries and one or more assistant treasurers) and to retain or appoint employees or other agents, or committees thereof, and to prescribe the authority and duties of such subordinate officers, committees, employees or other agents.

SECTION 5.04.      Officers’ Bonds. No officer of the corporation need provide a bond to guarantee the faithful discharge of the officer’s duties unless the board of directors shall by resolution so require a bond in which event such officer shall give the corporation a bond (which shall be renewed if and as required) in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of office.

ARTICLE VI

Certificates of Stock, Transfer, Etc.

SECTION 6.01. Form and Issuance.

(a)      Issuance. The shares of the corporation shall be represented by certificates unless the board of directors shall by resolution provide that some or all of any class or series of stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until the certificate is surrendered to the corporation. Every holder of stock represented by certificates shall be entitled to have a certificate signed by, or in the name of the corporation by, the chairman or vice chairman of the board of directors, or the president or vice president, and by the treasurer or an assistant treasurer, or the secretary or an assistant secretary, representing the number of shares registered in certificate form.

(b)      Form and Records. Stock certificates of the corporation shall be in such form as approved by the board of directors or the secretary. The stock record books and the blank stock certificate books shall be kept by the secretary or by any agency designated by the board of directors for that purpose. The stock certificates of the corporation shall be numbered and registered in the stock ledger and transfer books of the corporation as they are issued.

(c)      Signatures. Any of or all the signatures upon the stock certificates of the corporation may be a facsimile. In case any officer, transfer agent or registrar who has signed, or whose facsimile signature has been placed upon, any share certificate shall have ceased to be such officer, transfer agent or registrar before the certificate is issued, it may be issued with the same effect as if the signatory were such officer, transfer agent or registrar at the date of its issue.

SECTION 6.02.      Transfer. Transfers of shares shall be made on the share register or transfer books of the corporation and (i) in the case of certificated shares, upon surrender of the certificate therefor, endorsed by the person named in the certificate or by an attorney lawfully constituted in writing or (ii) in the case of uncertificated shares, upon receipt of proper transfer instructions from the registered holder of the shares or by an attorney lawfully constituted in writing. No transfer shall be made which would be inconsistent with the provisions of applicable law.

SECTION 6.03.      Lost, Stolen, Destroyed or Mutilated Certificates. The board of directors, the secretary or any transfer agent may direct a new certificate of stock or uncertificated shares to be issued in place of any certificate theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors, the secretary or any transfer agent may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or the legal representative of the owner, to give the corporation a bond sufficient to indemnify it against any claim that may be made against the corporation on account of the alleged loss, theft or destruction of such certificate or the issuance of such new certificate or uncertificated shares.

SECTION 6.04.      Record Holder of Shares. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as owner of such shares, and to hold liable for calls and assessments a person registered on its books as the owner of shares. The corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

SECTION 6.05.      Determination of Stockholders of Record.

(a)      Meetings of Stockholders. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no record date is fixed by the board of directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting unless the board of directors fixes a new record date for the adjourned meeting.

(b)      Consent of Stockholders. In order that the corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the board of directors may fix a record date, which shall not precede the date upon which the resolution fixing the record date is adopted, and which shall be not more than ten (10) days after the date upon which the resolution fixing the record date is adopted. If the board of directors does not fix a record date, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the board of directors is required by the GCL, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation at its registered office in Delaware, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to a corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the board of directors and prior action by the board of directors is required by the GCL, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the board of directors adopts the resolution taking such prior action.

(c)      Dividends and Other Purposes. In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights of the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the board of directors may fix a record date, which shall not precede the date upon which the resolution fixing the record date is adopted, and which shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

ARTICLE VII

Indemnification

SECTION 7.01.      Designation of Authorized Representatives. An employee of the corporation or of a majority-owned subsidiary of the corporation who serves as an officer, director, manager or trustee of another corporation, limited liability company, partnership, joint venture or other enterprise in which the corporation, directly or through a majority-owned subsidiary, owns an equity interest of 5% or more will be deemed serving in such capacity as an authorized representative of the corporation for purposes of Article 7 of the corporation’s Certificate of Incorporation, as amended or restated from time to time. The Corporate Secretary and the Controller of the corporation may jointly determine in writing, from time to time, that a person serving as an officer, director, manager or trustee of another corporation, limited liability company, partnership, joint venture or other enterprise is an authorized representative of the corporation for purposes of Article 7 of the corporation’s Certificate of Incorporation, as amended or restated from time to time. Factors to be considered in making such determination shall include, but not be limited to, the following: the extent, if any, of the corporation’s involvement in the management of such entity; the relationship of the individual to the corporation; the availability of liability insurance from either the corporation or the other entity; and the availability of indemnification from the other entity.

ARTICLE VIII

General Provisions

SECTION 8.01.      Dividends. Subject to the restrictions contained in the GCL and any restrictions contained in the certificate of incorporation, the board of directors may declare and pay dividends upon the shares of capital stock of the corporation.

SECTION 8.02.      Voting and Disposition of Securities Owned by Corporation and Execution of Contracts.

(a)      Unless otherwise ordered by the board of directors, each of the chairman of the board, the chief executive officer, the president, the principal financial officer, and the principal accounting officer and their respective designees shall have full power and authority, on behalf of the corporation, to attend any meeting of the stockholders of any company in which the corporation may hold stock or other securities, in person or by proxy, and to act and vote at any such meeting. At any such meeting such person shall possess and may exercise any and all of the rights and powers incident to the ownership of such stock or other securities which the corporation, as the owner thereof, possesses and could exercise if present. The board of directors, by resolution adopted from time to time, may confer like powers upon any other person or persons.

(b)      Each of the chairman of the board, the chief executive officer, the president, the principal financial officer and the principal accounting officer and their respective designees shall have the power to endorse and deliver for sale, assignment or transfer certificates for stock, bonds or other securities, registered in the name of or belonging to the corporation, whether issued by the corporation or by any other corporation, entity, government, state or municipality or agency thereof; and the board of directors from time to time may confer like power upon any other officer, agent or person by resolution adopted from time to time. Every such endorsement shall be countersigned by the treasurer or an assistant treasurer.

(c)      Except as otherwise provided in these Bylaws, the board of directors may authorize any officer or officers including the chairman of the board, the chief executive officer and any vice chairman of the board of directors, or any agent or agents, to enter into any contract or to execute or deliver any instrument on behalf of the corporation and such authority may be general or confined to specific instances. Any officer so authorized may, unless the authorizing resolution otherwise provides, delegate such authority to one or more subordinate officers, employees or agents, and such delegation may provide for further delegation.

SECTION 8.03.      Corporate Seal. The corporation shall have a corporate seal, which shall have inscribed thereon the name of the corporation, the year of its organization and the words “Corporate Seal, Delaware”. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

SECTION 8.04.      Checks, Notes, Etc. All checks, notes and evidences of indebtedness of the corporation shall be signed by such person or persons as the board of directors may from time to time designate.

SECTION 8.05.      Corporate Records.

(a)      Examination by Stockholders. Every stockholder shall, upon written demand under oath stating the purpose thereof, have a right to examine, in person or by agent or attorney, during the usual hours for business, for any proper purpose, the stock ledger, list of stockholders, books or records of account, and records of the proceedings of the stockholders and directors of the corporation, and to make copies or extracts therefrom. If the stockholder is not a record holder, the demand under oath shall state the person’s status as a stockholder, be accompanied by documentary evidence of beneficial ownership of the stock, and state that such documentary evidence is a true and correct copy of what it purports to be. A proper purpose shall mean a purpose reasonably related to such person’s interest as a stockholder. In every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the corporation at its registered office in Delaware or at its principal place of business.

(b)      Examination by Directors. Any director shall have the right to examine the corporation’s stock ledger, a list of its stockholders and its other books and records for a purpose reasonably related to the person’s position as a director.

SECTION 8.06.      Amendment of Bylaws.

(a)      Except as otherwise provided herein, these Bylaws may be altered, amended or repealed, or new Bylaws may be adopted, either by (i) the affirmative vote of the majority of shares present in person or represented by proxy and entitled to vote and voting thereon at a duly organized meeting of stockholders called for that purpose, or (ii) the affirmative vote of a majority of the board of directors.

(b)      Any amendment or repeal of, or the adoption of any Bylaw inconsistent with, the provisions contained in Section 3.04(b)(1), Section 4.05(b) or this Section 8.06(b) shall require the affirmative vote of the majority of shares present in person or represented by proxy and entitled to vote and voting thereon at a duly organized meeting of stockholders called for that purpose.

(c)      Any amendment or repeal of, or the adoption of any Bylaw inconsistent with, the definition of Required Ownership Percentage or the definition of Minimum Holding Period, each as set forth in Section 3.10(e), shall require the affirmative vote of the holders of a majority of the outstanding shares entitled to vote thereon at a duly organized meeting of stockholders called for that purpose.

SECTION 8.07.      Interpretations and Determinations.

(a)      The board of directors or any committee thereof shall have the exclusive power and authority to interpret the provisions of these Bylaws and make all determinations deemed necessary or advisable in connection therewith, except to the extent otherwise expressly provided in these Bylaws.

(b)      The board of directors, any committee thereof, chairman of the board or secretary may, if the facts warrant, determine that a notice received by the corporation relating to a nomination proposed to be made or an item of business proposed to be introduced at a meeting of stockholders does not satisfy the requirements of Section 3.03(b), Section 3.09 or Section 3.10 (including if the stockholder does not provide any required Applicable Updates to the corporation). The board of directors, any committee thereof or chairman of the meeting shall have the power and duty to determine whether a nomination or any other business brought before a meeting of stockholders was made in accordance with the procedures set forth in Section 3.02, Section 3.03, Section 3.09 and Section 3.10, and to determine that such defective nomination or proposal shall be disregarded, notwithstanding that proxies in respect of such matters may have been received.

(c)      Any and all such actions, interpretations and determinations that are done or made by the board of directors, any committee thereof, the chairman of the board, any chairman of a meeting or the secretary of the corporation in good faith pursuant to this Section 8.07 shall be final, conclusive and binding on the corporation, the stockholders and all other parties.